    As filed with the Securities and Exchange Commission on August 30, 1995.

                                                     Registration No. 33-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          BOWMAR INSTRUMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                   Indiana                                35-0905052
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

5080 North 40th Street, Suite 475, Phoenix AZ                       85018
  (Address of Principal Executive Offices)                       (Zip Code)

          Bowmar Instrument Corporation 1994 Flexible Stock Option Plan

                 Bowmar Instrument Corporation Stock Option Plan
                           for Non-Employee Directors

                              (Full Title of Plans)

                           Thomas K. Lanin, President
                          Bowmar Instrument Corporation
                        5080 North 40th Street, Suite 475
                             Phoenix, Arizona 85018
                    (Name and address  of agent for service)

                                 (602) 957-0271
          (Telephone number, including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================

Title of securities         Amount to be     Proposed maximum  Proposed maximum     Amount of
to be registered            registered <F1>  offering price    aggregate            of registration fee <F2>
                                             per share <F2>    offering price <F2>
- --------------------------  ---------------  ----------------  -------------------  ------------------------


Common Stock, without par
  value (stated value $.10
  per share)                  500,000            $    3.06          $1,530,000               $  527.59
                              Shares <F3>

Common Stock, without par
  value (stated value $.10
  per share)                  100,000            $    3.06          $  306,000               $  105.52
                              Shares <F4>
                            ---------------  ----------------  -------------------  ------------------------
            Total                                                   $1,836,000               $  633.11
============================================================================================================

<F1>     There is also being registered hereunder such additional undetermined number of shares of Common
Stock as may be issued as a result of the anti-dilution provisions of the Plans.

<F2>     Calculated in accordance with Rule 457(h).

<F3>     Represents shares of Common Stock issuable pursuant to the Bowmar Instrument Corporation 1994
Flexible Stock Plan and includes the initial 200,000 shares which are subject to that Plan and an additional
300,000 shares representing annual increases pursuant to Section 3.1 of that Plan.

<F4>     Represents the annual increases in shares of Common Stock issuable pursuant to the Stock Option Plan for Non-Employee Directors (in addition to the original 100,000 shares) pursuant to the provisions of
Section 4 of that Plan.


===============================================================================

                                  INTRODUCTION

    This Registration Statement on Form S-8 is filed by Bowmar Instrument Corporation ("Corporation") relating to shares of its Common Stock, without par value (stated value $.10 per share) ("Common Stock"), issuable pursuant to the Bowmar Instrument Corporation 1994 Flexible Stock Plan and the amended Stock Option Plan for Non-Employee Directors.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *   Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission ("Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended October 1, 1994;

         (ii) The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1994, April 1, 1995, and July 1, 1995;

         (iii) The Corporation's Current Report on Form 8-K dated June 26, 1995; and

        (iv) The description of the Common Stock contained in the Corporation's Registration Statement on Form S-8 (Registration No. 33-9776), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed comment which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Fred N. Gerard, a director of the Corporation, is of counsel to the law firm of Bryan Cave LLP, which firm is acting as counsel for the Corporation.

Item 6.  Indemnification of Directors and Officers.

         Section 23-1-37-8, 9 and 10 of the Indiana Business corporation law provides as follows:

         "23-1-37-8 ["Permissive Indemnification"].-(a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

         (1) the individual's conduct was in good faith; and

         (2) the individual reasonably believed:

         (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

         (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

         (3) in the case of any criminal proceeding, the individual either:

         (A) had reasonable cause to believe the individual's conducts was lawful; or

         (B) had no reasonable cause to believe the individual's conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

         (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determination that director did not meet the standard of conduct described in this section.

         "23-1-37-9 ["Mandatory Indemnification"].-Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

         "23-1-37-10 ["Advance Indemnification"].-(a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

         (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in section 8 of this chapter;

         (2) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

         (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this chapter.

         (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         (c) Determinations and authorizations of payments under this section shall be made in the manner specified in section 12 of this chapter.

         The officers and directors are indemnified pursuant to specific provisions of the Bylaws of the Corporation to the fullest extent permissible under the law, subject to specific limitations imposed, and, further, with the basic intent of not granting any indemnity in contravention of the laws of the State of Indiana or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

         Indemnification granted each officer and director covers expenses incurred or paid by such officer or director in connection with any claim, action, suit or proceeding, or judgment or order. Such indemnification excludes, however, any amounts paid or payable by such officer or director to the Corporation or to any other corporation in which the Corporation owns, directly or indirectly, shares of capital stock or of which is a creditor, in which he serves or has served as officer or director, or both.

         Under an insurance policy procured by the Corporation, it is insured for certain amounts which it may be obligated to pay directors and officers by way of indemnity, and each director and officer of the Corporation and its subsidiaries is insured against certain losses which he may incur, for which he is not indemnified by the Corporation or its subsidiaries, and which arise by reason of his being a director or officer of the Corporation of such subsidiary.

Item 7.  Exemption for Registration Claimed

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.     Description

          4.1 Amended and Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended October 1, 1994).

          5 Opinion of Counsel (relating to legality of securities being registered).

         24.1            Consent of Independent Accountants.

         24.2            Consent of Counsel (included in Exhibit 5 hereto).

         99.1 Bowmar Instrument Corporation 1994 Flexible Stock Plan ("Plan") (incorporated by reference to Exhibit "A" to the Corporation's definitive Proxy Statement furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders held on February 4,
                         1994).

         99.2(a) and (b) Forms of Agreements relating to options granted, and restricted stock awards made, pursuant to the Plan.

         99.3 Bowmar Instrument Corporation Stock Option Plan for Non-Employee Directors, as amended (incorporated by reference to Exhibit "B" to the Corporation's definitive proxy statement furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders held on February 4, 1994).

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 24 day of August, 1995.

                             BOWMAR INSTRUMENT CORPORATION

                             By:  /s/ Thomas K. Lanin
                                  ---------------------------------------------
                                  Thomas K. Lanin
                                  President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                         Date
- ------------------------------  ----------------------------  -----------------

/s/Thomas K. Lanin              President, Director and       August 24, 1995
- ------------------------------  Chief Executive Officer
Thomas K. Lanin

/s/Joseph G Warren, Jr.         Vice President Finance,       August 24, 1995
- ------------------------------  Secretary, Treasurer,
Joseph G. Warren, Jr.           Chief Financial and
                                Accounting Officer

/s/Edward A. White              Chairman of the Board and     August 24, 1995
- ------------------------------  Director
Edward A. White


                                Director                               , 1995
- ------------------------------                                ---------
Gardiner S. Dutton

/s/Fred N. Gerard               Director                      August 24, 1995
- ------------------------------
Fred N. Gerard

/s/Steven Matteucci             Director                      August 24, 1995
- ------------------------------
Steven P. Matteucci

                                Director                               , 1995
- ------------------------------                                ---------
Dan L. McGurk

                                Director                               , 1995
- ------------------------------                                ---------
James W. Myers

                                  EXHIBIT INDEX

Number   Description
- -------  ----------------------------------------------------------------------

 5 Opinion of Counsel (relating to legality of securities being registered)

24.1     Consent of Independent Accountants

24.2     Consent of Counsel (included in Exhibit 5)

99.2(a) Form of Agreement relating to options granted, and restricted stock awards made, pursuant to the Plan

99.2(b) Form of Agreement relating to options granted, and restricted stock awards made, pursuant to the Plan